UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: July 23, 2001
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
17001 Northchase Drive, Houston, Texas 77060-2141
(281) 875-1101

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568

Item 5.  Other Events

On July 23, 2001, Anadarko Petroleum Corporation (Anadarko) announced that its Board of Directors has authorized the purchase of as much as $1 billion in shares of its common stock.

The share purchases will be made from time to time, depending on market conditions. Shares may be purchased either in the open market or through privately negotiated transactions. The repurchase program does not obligate Anadarko to acquire any specific number of shares and may be discontinued at any time.

Item 7(c).  Exhibits

99	Anadarko Petroleum Corporation Press Release, dated July 23, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

ANADARKO PETROLEUM CORPORATION

July 24, 2001	By:	/s/ Michael E. Rose
Michael E. Rose - Executive Vice President,
Finance and Chief Financial Officer